Nuveen California Quality Municipal Income Fund N-2ASR

Exhibit 99(a)(2)

638788

NUVEEN CALIFORNIA MUNICIPAL ADVANTAGE FUND

In accordance with Article V, Section 2 of the Declaration of Trust of Nuveen California Municipal Advantage Fund (the “Trust”), effective December 8, 1998, the size of the Trust’s Board of Trustees has been changed to eight (8) in number, and the following persons constitute all of the Trustees of the Trust:

Robert P, Bremner
3725 Huntington Street, N.W.
Washington, DC 20015

Lawrence H. Brown
201 Michigan Avenue
Highwood, Illinois 60040

Anthony T. Dean
333 West Wacker Dr.
Chicago, Illinois 60606

Peter R. Sawers
22 The Landmark
Northfield, Illinois 60093

Anne E. Impellizzeri
15 High Street
Cold Spring, New York 10516

Timothy R. Schwertfeger
333 West Wacker Drive
Chicago, Illinois 60606

Judith M. Stockdale
1913 North Mohawk
Chicago, Illinois 60614

William J. Schneider
4000 Miller-Valentine Court
P.O. Box 744
Dayton, Ohio 45401

NUVEEN CALIFORNIA MUNICIPAL ADVANTAGE FUND

/s/ Gifford R. Zimmerman
By:	Gifford R. Zimmerman
Vice President and Secretary

644060

FEE PAID

 100-00

JAN 11 1999

CASHIERS

SECRETARYS OFFICE